Exhibit 10.1

SALES CONTRACT

This Sales Contract is made, signed and came into force on this January 8th day of 2014 by and between:

Private Enterprise Guangzhou Amusement Electronics Co., Ltd., the company organized and existing under the laws of People's Republic of China, hereinafter referred to as “Seller”, and Romulus Corp. the company organized and existing under the laws of Nevada, hereinafter referred to as “Buyer”;

The Seller is a distributor of arcade machines and wishes to promote sale of its Boxing Machines to the Buyer. The Buyer wishes to secure right to purchase Boxing Machines from the Seller and place them in Prague, Czech Republic, and The Parties mutually declare that they have the authority and desire to enter into this Contract;

NOW THEREFORE and in consideration of the premises and mutual covenants set out hereinafter, the Parties agreed as follows:

1.

THE SUBJECT OF THE CONTRACT

1.1 "Seller" sells and "Buyer" buys Boxing Machines, in quantity according to the Invoice which is made out on each order separately. The minimum quantity is 3 (three) Machines per each order. The Machines under the given Contract will be delivered to Prague, Czech Republic at Seller’s expenses.

2.

DELIVERY TERMS

2.1 Delivery of the Machines is carried out by separate batches, according to the Invoice. The Sellers undertakes to deliver the Machines to Prague, Czech Republic under the present contract not later than 30 days since the moment of reception of an advance payment.

2.2 Within 24 hours after shipment of the Machines to Prague, Czech Republic the Seller undertakes to inform the Buyer about shipment.

2.3 The Buyer is obligated to take the Machines and pay in full within 3 (three) business days after informing of shipment.

3.

PAYMENT TERMS

3.1 All orders transmitted by Buyer to Seller shall be deemed to be accepted by Seller at the time such orders are received by Seller to the extent that they are in compliance with the terms of this Contract, and Seller shall confirm its receipt and acceptance of each order in written within 3 working days of receipt of the order.

3.2 Currency of payment is US dollars. The advance payment for each order is 50 % and is transacted according to the Invoice. The rest of the payment (50%) is payable within 3 (three) business days after informing of shipment.

4.

PACKING, QUALITY OF THE GOODS AND THE GUARANTEE OF THE SELLER

4.1 The Machines should be shipped in the standard packing. The Seller bears the responsibility for the losses connected to damage of a cargo as a result of his wrong packing.

4.2 Acceptance of the goods on quality is made within 7 days from the moment of reception of the goods in Prague, Czech Republic.

4.3 In case of delivery of the poor-quality or damaged Machines the Seller within 45 days from shipping date undertakes to replace these machines. The transport and other charges connected with replacement of the poor-quality goods are carried by the Seller.

4.4 The Seller guarantees, that the quality of the goods will be as the samples, which was presented by the Seller to the Buyer.

4.5 All Boxing Machines have one year manufacturer warranty.

5.

THE PRICE AND THE TOTAL SUM OF THE CONTRACT

5.1 The total sum of the Contract is 140,000 US dollars (ONE HUNDRED FORTY THOUSAND DOLLARS).

5.2 The price is $3,500 (Four thousand) for each Boxing Machine. The Price for the Boxing Machine sold under the present contract, is fixed and includes delivery to Prague, Czech Republic, Packing, marks, loading, import customs charges are included into the price. Currency of the Contract is US dollars.

6.

TERM AND TERMINATION

6.1 This Contract becomes valid since the moment of signing till its complete fulfillment.

6.2 No addition or modification to this Contract shall be valid unless made in writing.

7.

 INSURANCE

7.1 The Seller is responsible to cover expenses for insurance of the goods.

8.

FORCE MAJEURE

8.1 The Parties consider the force majeure circumstances as insuperable acts, for example: war, fire, flood, acts of authorities, which prevent execution of the conditions of the Contract, other circumstances, which do not depend on will of each Party. The Parties are freed from responsibility at such circumstances, which should be certified by the competent state authorities.

8.2 The Party, which fails to fulfill its obligations because of the force majeure circumstances, has to inform the other Party not later than after 3 days from the beginning of such circumstances.

9.

ARBITRATION

9.1. All disputes and the disagreements, able to arise from the present contract or in connection with it will be whenever possible to be solved by negotiations (peace talks) between the Parties.

9.2 In case the Parties will not come to the agreement is subject to the International Commercial Arbitration Court at the Chamber of Commerce of People's Republic of China.

The Seller:

The Buyer:

/S/ Weiping Lu

                        /S/ Artem Rusakov

Weiping Lu

Artem Rusakov

President

President